UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 29, 2021, Tracy D. Wojcik, Corporate Secretary of Rocky Mountain Chocolate Factory, Inc., sent the following email to employee stockholders:

* * * *

From: Tracy D. Wojcik
Sent: Wednesday, September 29, 2021
Subject: URGENT! Please Vote your RMCF Shares!

Hello RMCF Team!

I am writing to remind you that our 2021 annual meeting of stockholders is coming up on Wednesday, October 6, 2021.

This year more than ever it is REALLY IMPORTANT that you cast your vote!  Rocky Mountain Chocolate Factory is facing a contested election this year and the outcome of that election will have implications for our long-term strategy. With the support of our stockholders, RMCF’s skilled and experienced nominees, including our CEO Bryan Merryman, and newly nominated directors Elisabeth Charles and Gabriel Arreaga, can support our growth and success going forward. As the Company has announced publicly, we are recommending that all RMCF stockholders vote for all six of the Company’s director nominees on the white proxy card.

You should have received multiple mailings of proxy materials asking you to vote. These may have come directly by mail, by email from your brokers or from First Coast Results, Inc., who is tabulating the votes on shares held in the 401k plan. If you haven’t received your materials to vote, please be sure to check your recently discarded mail as well as your email spam folders. These materials provide the control number you need in order to vote.  Please follow the instructions on your proxy card to vote your shares. If you have any questions, or need assistance in voting your shares, please contact our proxy solicitor Georgeson toll-free at (888) 658-5755.

The Company is asking stockholders to vote on the WHITE proxy card. You’ve probably also received materials asking you to vote the blue proxy card. The blue card is from AB Value, a dissident investor that seeks to take control of the Company, but has not presented a compelling path forward for our company. AB Value has not shared an effective plan to grow the Company and support its franchisees and employees (that would be us), and has suggested they may move the factory out of Durango.

RMCF continues to perform well financially and operationally, and we are on strong financial foundation as we continue to implement our transformation plan. The last 18-months have been unprecedented, but because of the disciplined decisions our leadership team and Board have made, RMCF remains poised for growth. As we execute our plan, with the support of RMCF’s strong director nominees, we believe we can achieve our goals of adding new franchised units and driving growth through our digital, e-commerce and omnichannel transformation.

For those of you who have voted your proxies, thank you. For those of you who haven’t yet voted, PLEASE DO SO TODAY.

Thank you also for all that you do every day. You make a huge difference and together we bring so many little moments of happiness to others. Let’s keep doing that!

Kind Regards,

Tracy D. Wojcik

Corporate Secretary

Rocky Mountain Chocolate Factory, Inc.

Important Additional Information and Where to Find It

This communication relates to the 2021 annual meeting of stockholders (the “Annual Meeting”). In connection with the Annual Meeting, Rocky Mountain Chocolate Factory, Inc. (the “Company” or “RMCF”) filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") on September 9, 2021 in connection with the solicitation of proxies from stockholders for the Annual Meeting. The definitive proxy statement and a form of WHITE proxy were first mailed or otherwise furnished to the stockholders of the Company on September 9, 2021 as supplemented on September 20, 2021. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. This communication is not a substitute for the definitive proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders may obtain a copy of the documents free of charge at the SEC's website at www.sec.gov, and in the "SEC Filings" section of the of the Company's Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company's Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, (970) 259-0554.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its directors, director nominees, executive officers and members of management and employees of the Company and agents retained by the Company are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the Company's directors, director nominees and executive officers, and their beneficial ownership of the Company’s common stock is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the definitive proxy statement. Changes to the direct or indirect interests of the Company's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.